--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): August 4, 2004




                         PARALLEL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                        0-13305             75-1971716
   (State or other jurisdiction         (Commission File      (IRS Employer
 of Incorporation or organization)         Number)        Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas                   79701
 (Address of Principal Executive Offices)                     (Zip Code)



                                  432-684-3727
              (Registrant's telephone number, including area code)








------------------------------------------------------------------------------

Item 9.  Regulation FD Disclosure.

         Parallel Petroleum Corporation wishes to disclose its press release, dated August 4, 2004, relating to its oil and gas reserves as of June 30, 2004.

         In accordance with General Instruction B.2 of Form 8-K, the information included in Exhibit 99.1 hereto is being furnished under this Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 12. Results of Operations and Financial Condition.

         The information included in Exhibit 99.1 hereto is also being furnished under this Item 12 and, in accordance with General Instruction B.6 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, shall not be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         PARALLEL PETROLEUM CORPORATION


                                        By: /s/ Larry C. Oldham
                                        -------------------------------------
                                        Larry C. Oldham, President and
                                        Chief Executive Officer

Dated:    August 4, 2004

                                                           Exhibit 99.1
                                                           PRESS RELEASE
 Parallel Petroleum Corporation
 1004 N. Big Spring Street, Suite 400   Contact: Cindy Thomason
 Midland, TX 79701   (432) 684-3727              Manager of Investor Relations
 http://www.plll.com                             cindyt@plll.com


                    PARALLEL PETROLEUM INCREASES PDP RESERVES
                     BY 360% OF FIRST SIX-MONTHS PRODUCTION

MIDLAND, Texas, (BUSINESS WIRE), August 4, 2004 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced that it increased its proved developed producing
(PDP) reserves approximately 2.02 million BOE in the first six months of 2004, which includes 0.54 million BOE transferred from its proved developed non-producing (PDNP) reserves to proved developed producing (PDP) reserves and
1.48 million BOE of new proved developed producing (PDP) reserves. The approximate 2.02 million BOE increase to its proved developed producing (PDP) reserves is approximately 360% of its production of approximately 0.56 million BOE for the six months ended June 30, 2004.

Parallel's total proved reserve volumes, net of production, increased approximately 6% to 15.72 MMBOE as of June 30, 2004, compared to 14.79 MMBOE as of December 31, 2003. The Company's proved developed producing (PDP) reserves, net of production, increased approximately 15% to 11.41 MMBOE as of June 30, 2004, compared to 9.95 MMBOE as of December 31, 2003. Parallel's proved developed non-producing (PDNP) reserves decreased 0.54 million BOE as a result of transfers to proved developed producing (PDP) reserves, and proved undeveloped (PUD) reserves did not change during the six months ended June 30, 2004. The increase in proved developed producing (PDP) reserve volumes was primarily due to the refracs on the Company's Fullerton properties in Andrews County and initial drilling and workover results on its Diamond M Shallow project in Scurry County, both of which are located in the Permian Basin of West Texas.

Parallel's SEC PV-10% total proved reserve value increased approximately 15% to approximately $169.55 million as of June 30, 2004, compared to approximately $147.79 million as of December 31, 2003. The 15% increase in present value of total proved reserves was due to three factors: an 8% increase in oil reserve volumes, a 13% increase in oil prices, and a 4% increase in natural gas prices as of June 30, 2004, compared to December 31, 2003.

The following table shows certain information about Parallel's proved reserves as of December 31, 2003, and June 30, 2004.

                                        December 31,         June 30,       Percentage
                                          2003 (a)           2004 (a)         Change
                                      ---------------   ----------------   -------------
Oil (MMBbls)                                 12.08             13.02             8%
Gas (Bcfg)                                   16.27             16.21             0%
MMBOE                                        14.79             15.72             6%

SEC Reserve Categories:
   PDP (MMBOE) (b)                            9.95             11.41 (c)        15%
   PDNP (MMBOE) (d)                           1.00              0.46           (54%)
   PUD (MMBOE) (e)                            3.84              3.84             0%
                                            ------             -----
     Total proved reserves (MMBOE)           14.79             15.72             6%
                                             -----             -----

Pretax PV-10% ($MM)                        $147.79 (f)       $169.55 (g)        15%

Price of oil per Bbl                        $30.63            $34.75            13%
Price of natural gas per Mcf                 $5.45             $5.69             4%

----------------------
(a) Based on independent reserve studies prepared by Cawley, Gillespie & Associates.
(b)  PDP is proved developed producing reserves.
(c)  Net of 0.56 MMBOE of production for the six months ended June 30, 2004.
(d)  PDNP is proved developed non-producing reserves.
(e)  PUD is proved undeveloped reserves.
(f)  Based on December 31, 2003, oil and natural gas prices.
(g)  Based on June 30, 2004, oil and natural gas prices.

                                      more

Parallel Petroleum Corporation
August 4, 2004
Page 2


Management Comments

Larry C. Oldham, Parallel's President and CEO, commented, "Our primary focus is to increase shareholder value through increasing reserves and production. This mid-year reserve evaluation validates this potential in two of our primary projects, whereby we have increased the Company's proved developed producing reserves by 15%, net of production. As our high decline rate assets, onshore the gulf coast of South Texas, continue to deplete, we continue to add production and reserve growth from our longer reserve life projects."

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.





                                      ###